                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           HMT Technology Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

2.  Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

4.  Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

5.  Total fee paid:

- --------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount Previously Paid:

- --------------------------------------------------------------------------------

2.  Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------

3.  Filing Party:

- --------------------------------------------------------------------------------

4.  Date Filed:

- --------------------------------------------------------------------------------

                           HMT TECHNOLOGY CORPORATION
                                1055 PAGE AVENUE
                               FREMONT, CA 94538

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 26, 1996

TO THE STOCKHOLDERS OF HMT TECHNOLOGY CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HMT Technology Corporation, a Delaware corporation (the "Company" or "HMT"), will be held on Thursday, September 26, 1996 at 9:30 a.m. local time at Embassy Suites Hotel, 901 East Calaveras Boulevard, Milpitas, California 95035 for the following purpose:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To ratify the selection of Coopers & Lybrand L.L.P., as independent auditors of the Company for its fiscal year ending March 31, 1997.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on August 19, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.


                                          By Order of the Board of Directors

                                          /s/ Peter S. Norris
                                          Peter S. Norris
                                          Vice President, Finance, Chief
                                          Financial Officer,
                                          Treasurer and Assistant Secretary



Fremont, California
August 22, 1996

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           HMT TECHNOLOGY CORPORATION
                                1055 PAGE AVENUE
                               FREMONT, CA 94538

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 26, 1996

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of HMT Technology Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on September 26, 1996, at 9:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Embassy Suites Hotel, 901 East Calaveras Boulevard, Milpitas, California 95035. The Company intends to mail this proxy statement and accompanying proxy card on or about August 22, 1996, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on August 19, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on August 19, 1996, the Company had outstanding and entitled to vote 40,410,789 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1055 Page Avenue, Fremont, California 94538, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDERS PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company not later than July 29, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation, the number of directors constituting the whole Board of Directors is fixed exclusively by resolution of the Board of Directors. The Board of Directors is presently comprised of six members. Mr. Shotaro Takemoto has advised the Company that he does not wish to stand for re-election to the Board of Directors. As a result, the Board has reduced the number of authorized directors to five, effective as of the date of the Annual Meeting.

     There are five nominees for the five Board positions presently authorized. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, five directors having been elected by the stockholders.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES FOR ELECTION FOR A ONE-YEAR TERM EXPIRING AT THE 1997 ANNUAL MEETING

     The names of the nominees and certain information about them are set forth below:

                     NAME                   AGE         POSITION HELD WITH THE COMPANY
    --------------------------------------  ---     --------------------------------------
    Ronald L. Schauer.....................  51      President, Chief Executive Officer and
                                                    Chairman of the Board
    Bruce C. Edwards......................  42      Director
    Neil M. Garfinkel.....................  30      Director
    Walter G. Kortschak...................  37      Director
    Robert G. Teal........................  52      Director

     Ronald L. Schauer joined the Company as President and Chief Executive Officer and as a member of the Board of Directors in February 1994. From June 1993 to February 1994, he was the owner, President and Chief Executive Officer of PAWS, Inc., a plastics manufacturing company. From June 1991 to June 1993, he was President and Chief Operating Officer of Magnetic Data, Inc., a contract manufacturer of disk drives and computers. From June 1983 to May 1991, he was Corporate Vice President and General Manager of the Memory Products Division of Stolle Corporation, a wholly owned subsidiary of Alcoa, a diversified aluminum manufacturing company. From 1972 to May 1983, Mr. Schauer held various technical and general management positions in the Data Recording Products Division at 3M Company, a diversified manufacturing company. Mr. Schauer holds a B.S. in Electrical Engineering from South Dakota State University.

     Bruce C. Edwards joined the Company's Board of Directors in January 1996. Mr. Edwards was employed by AST Research, Inc. as Senior Vice President and Chief Financial Officer from 1988 until July 1994 and as Executive Vice President, Chief Financial Officer and a director from July 1994 to December 1995. Since February 1996, he has been President, Chief Executive Officer and a director of Powerwave Technologies, Inc. (formerly Milcom International Inc.), a manufacturer of power amplifiers for wireless telecommunications applications. Mr. Edwards is also a director of Diamond Multimedia Systems, Inc. and Xircom, Inc.

     Neil M. Garfinkel joined the Company's Board of Directors in January 1996. Since June 1995, he has been a Senior Associate of Summit Partners, L.P., a venture capital partnership. From May 1994 to May 1995, he was an associate at Wilson Sonsini Goodrich & Rosati, Professional Corporation, a law firm. From September 1992 to April 1994, he was an associate at Cravath, Swaine & Moore, a law firm.

     Walter G. Kortschak joined the Company's Board of Directors in November 1995. Since August 1991, he has been a General Partner of Summit Partners, L.P., a venture capital partnership, where he has been employed since June 1989. From June 1986 to June 1989, he was a Vice President at Crosspoint Venture Partners, a venture capital partnership. He is also a director of McAfee Associates, Inc., Mecon, Inc., Diamond Multimedia Systems, Inc. and several privately held companies.

     Robert G. Teal joined the Company's Board of Directors in January 1996. Since July 1988, he has been a General Partner of Capform Partners, a venture capital limited partnership. From April 1982 to February 1988, he was a Senior Vice President of Maxtor, which he co-founded. Mr. Teal has been Chairman of the Board of Directors of Portable Energy Products, Inc., a battery manufacturer, since September 1995, where he has served as a director since May 1990 and served as President and Chief Executive Officer from February 1993 to September 1995. Portable Energy Products, Inc. filed for federal bankruptcy protection in 1994 and emerged from bankruptcy in July 1995. Since April 1996, Mr. Teal has served as Vice President and Chief Financial Officer of Quinta Corporation, a company he co-founded to develop new high density recording technology for the data storage industry. Mr. Teal is also a director of MITTA Technology, Inc.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended March 31, 1996 the Board of Directors held six meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Edwards and Kortschak. It met four times during such fiscal year.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. In connection with the award of stock options to employees and consultants, the Committee has delegated limited authority to the Company's Chief Executive Officer for making such awards to non-officer employees. The Compensation Committee is composed of three non-employee directors: Messrs. Kortschak, Takemoto and Teal. It met four times during such fiscal year.

     The Company does not have a standing Nominating Committee.

     During the fiscal year ended March 31, 1996, all current directors except Mr. Takemoto attended at least 75% of the aggregate of the requisite meetings of the Board and of the committees on which he served held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending March 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Coopers & Lybrand L.L.P. has audited the Company's financial statements since December 1995. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Coopers & Lybrand L.L.P. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Coopers & Lybrand L.L.P.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     In December 1995, the Company decided to retain Coopers & Lybrand L.L.P. as the independent accountants for the Company and dismissed Ernst & Young L.L.P., the Company's former accountants. The decision to change independent accountants was approved by the Company's Board of Directors and was made in connection with the leveraged recapitalization of the Company in November 1995. There were no disagreements with the former accountants regarding any matters with respect to accounting principles or practices, financial statement disclosure or auditing scope or procedures through December 1995, or with respect to the Company's financial statements for the fiscal years ended March 31, 1994 and 1995. The former accountants' reports as of and for the fiscal years ended March 31, 1994 and 1995 are not a part of the consolidated financial statements of the Company included in its annual report on Form 10-K and the related consolidated financial statement schedules. Such reports did not contain an adverse opinion or disclaimer of an opinion or qualifications as to uncertainty, audit scope or accounting principles. Prior to retaining Coopers & Lybrand L.L.P., the Company had not consulted with Coopers & Lybrand L.L.P. regarding accounting principles. However, Hitachi Metals, Ltd. ("Hitachi Metals") and certain stockholders of HMT had consulted Coopers & Lybrand L.L.P. for the limited purpose of determining appropriate accounting treatment of the leveraged recapitalization of the Company completed in November 1995.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 30, 1996 by (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all of the Company's directors and executive officers as a group.

                                                                      SHARES         PERCENT OF
                                                                   BENEFICIALLY        SHARES
                                                                     OWNED(1)       BENEFICIALLY
               5% STOCKHOLDERS, DIRECTORS AND OFFICERS                NUMBER          OWNED(1)
    -------------------------------------------------------------  ------------     ------------
    Summit Partners, L.P.(2).....................................    14,720,691         36.5%
      499 Hamilton Avenue, Suite 200
      Palo Alto, CA 94301
    Walter G. Kortschak(2).......................................    14,720,691         36.5
    Neil M. Garfinkel............................................            --           --
    Hitachi Metals, Ltd.(3)......................................     5,146,744         12.8
      Chiyoda Building, 2nd Floor
      1-2 Marunouchi
      2-Chome Chiyoda-ku
      Tokyo 100 Japan
    Bruce C. Edwards(4)..........................................        46,500            *
    Shotaro Takemoto(3)..........................................     5,146,744         12.8
    Robert G. Teal(5)............................................        46,500            *
    Ronald L. Schauer(6).........................................     3,441,000          8.5
      c/o HMT Technology Corporation
      1055 Page Avenue
      Fremont, CA 94538
    Ronald J. Buschur(7).........................................       992,000          2.4
    George J. Hall(8)............................................       781,200          2.0
    Michael A. Russak(9).........................................       899,635          2.2
    All directors and executive officers
      as a group (11 persons)(10)................................    27,097,270         67.2

- ---------------
  *  Represents beneficial ownership of less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 40,297,929 shares of Common Stock outstanding as of June 30, 1996.

 (2) Includes (i) 6,778,429 shares beneficially owned by Summit Ventures III, L.P. ("Summit III"), (ii) 6,778,429 shares beneficially owned Summit Venture IV, L.P. ("Summit IV"), (iii) 253,952 shares beneficially owned by Summit Investors II, L.P. ("Summit Investors II") and (iv) 909,881 shares beneficially owned by Summit Subordinated Debt Fund, L.P. ("Summit Sub Debt Fund"). Mr. Kortschak, a director of the Company, is a general partner of Summit Partners, L.P., the general partner of Summit III, Summit IV, Summit Investors II and Summit Sub Debt Fund. Mr. Kortschak disclaims beneficial ownership of such shares held by Summit III, Summit IV, Summit Investors II and Summit Sub Debt Fund, except to the extent of his pecuniary interest therein.

 (3) Mr. Takemoto, a director of the Company, is a principal of Hitachi Metals. Mr. Takemoto disclaims beneficial ownership of such shares held by Hitachi Metals.

 (4) Includes 11,625 shares that are subject to a right of repurchase in favor of the Company that expires on January 1997 and 34,875 shares that are subject to a right of repurchase in favor of the Company which expires ratably beginning January 1997 through January 2000.

 (5) Includes 11,625 shares that are subject to a right of repurchase in favor of the Company that expires on January 1997 and 34,875 shares that are subject to a right of repurchase in favor of the Company which expires ratably beginning January 1997 through January 2000.

 (6) Represents 3,441,000 shares held by The Schauer Living Trust under agreement dated March 15, 1996 ("Schauer Living Trust"). Mr. Schauer is co-trustee of the Schauer Living Trust. Includes 1,526,524 shares that are subject to a right of repurchase in favor of the Company which expires ratably through November 1999 and 308,200 shares that are subject to a right of repurchase in favor of the Company which expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004.

 (7) Represents 953,560 shares held by The Buschur Living Trust under agreement dated March 11, 1996 ("Buschur Living Trust"), 19,220 shares held by the Ryan Buschur 1996 Irrevocable Trust under agreement dated February 9, 1996 ("Ryan Buschur Trust") and 19,220 shares held by the Lynsey Buschur 1996 Irrevocable Trust under agreement dated February 6, 1996 ("Lynsey Buschur Trust"). Mr. Buschur is a co-Trustee of the Buschur Living Trust. Ryan Buschur, the beneficiary of the Ryan Buschur Trust, and Lynsey Buschur Trust, are the children of Mr. Buschur. Mr. Buschur disclaims beneficial ownership of the shares held in the Ryan Buschur Trust and the Lynsey Buschur Trust. Includes 421,019 shares that are subject to a right of repurchase in favor of the Company which expires ratably through November 1999 and 84,971 shares that are subject to a right of repurchase in favor of the Company which expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004.

 (8) Represents 781,200 shares held by The George J. Hall Family Trust ("Hall Family Trust"). Mr. Hall is a co-trustee of the Hall Family Trust. Includes 421,019 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 84,971 shares that are subject to a right of repurchase which expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004.

 (9) Includes 31,000 shares held by Mary Lynn Russak 1996 Irrevocable Trust ("Mary Lynn Russak Trust") and 635 shares held by Dr. Russak's spouse. Mary Lynn Russak, the beneficiary of the Mary Lynn Russak Trust, is a daughter of Dr. Russak. Dr. Russak disclaims beneficial ownership of the shares held in the Mary Lynn Russak Trust. Includes 421,019 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 84,971 shares that are subject to a right of repurchase which expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004.

(10) Includes 3,546,665 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 610,855 shares that are subject to a right of repurchase which expires upon the earlier of the Company achieving certain performance goals or ratably beginning December 2000 through December 2004.

     Certain of the Company's security holders may sell shares of Common Stock in the Common Stock Offering pursuant to the Underwriters' over-allotment options.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one report, covering one transaction, was filed late by Mr. Buschur.

     During fiscal 1996, Mr. Buschur filed a timely Form 3, but was required to file a corrected Form 3 to reflect a transfer of Common Stock to a trust.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Non-employee directors are paid $1,500 per meeting for attendance at meetings of the Board of Directors and $500 per meeting for attendance at meetings of any committee thereof. Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at such meetings. In January 1996, Messrs. Edwards and Teal each received an option to purchase 46,500 shares of the Company's Common Stock at an exercise price per share of $0.10 pursuant to the 1995 Stock Option Plan described under the Section entitled "Employee Benefit Plans."

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                               ANNUAL COMPENSATION               AWARDS
                                      -------------------------------------   ------------
                                                                 OTHER         SECURITIES
         NAME AND            FISCAL                             ANNUAL         UNDERLYING       ALL OTHER
    PRINCIPAL POSITION        YEAR     SALARY     BONUS     COMPENSATION(1)    OPTIONS(#)    COMPENSATION(2)
- ---------------------------  ------   --------   --------   ---------------   ------------   ---------------
Mr. Ronald L. Schauer......   1996    $249,995   $113,557      --184,542        3,596,000        $ 3,592
  President and Chief         1995     220,001     15,000      $                       --             --
  Executive Officer
Mr. Ronald J.Buschur.......   1996     136,844     37,530             --          992,000          2,910
  Vice President,             1995          --         --             --               --             --
  Quality Assurance
Mr. George J. Hall.........   1996     165,675     63,811             --          992,000          3,012
  Vice President,             1995          --         --             --               --             --
  Operations
Dr. Michael A. Russak......   1996     176,673     18,360         73,331          992,000          3,043
  Vice President, Research    1995     163,652     15,000         54,035               --             --
  and Development

- ---------------
(1) Consists of relocation payments.

(2) Includes (i) life insurance premiums paid by the Company in the amounts of $306 for each of Mr. Schauer, Mr. Hall and Dr. Russak, and $279 for Mr. Buschur, and (ii) $3,286, $2,737, $2,706 and $2,631 to the Company's 401(k)
    tax qualified employee savings and retirement plan on behalf of Mr. Schauer, Dr. Russak, Mr. Hall and Mr. Buschur, respectively.

     The compensation of each of Messrs. Anderson and Norris, who joined the Company in fiscal 1996, is currently in excess of $100,000 on an annualized basis.

                       STOCK OPTION GRANTS AND EXERCISES

     The following table provides certain information concerning grants of options to purchase shares of Common Stock made during the fiscal year ended March 31, 1996 to the Named Executive Officers. All grants were made under the Company's 1995 Management Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                             INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE
                        ---------------------------                                    VALUE AT ASSUMED
                        NUMBER OF       % OF TOTAL                                     ANNUAL RATES OF
                        SECURITIES       OPTIONS                                         STOCK PRICE
                        UNDERLYING      GRANTED TO                                     APPRECIATION FOR
                         OPTIONS       EMPLOYEES IN     EXERCISE                        OPTION TERM(3)
                         GRANTED          FISCAL          PRICE       EXPIRATION     --------------------
         NAME              (#)           YEAR(1)        ($/SH)(2)        DATE          5%          10%
- ----------------------  ----------     ------------     ---------     ----------     -------     --------
Ronald L. Schauer.....   2,568,660(4)      21.2           $0.03         11/29/05     $52,110     $132,058
                         1,027,340(5)       8.5            0.03         11/29/05      20,842       52,817
Ronald J. Buschur.....     708,660(4)       5.9            0.03         11/29/05      14,377       36,433
                           283,340(5)       2.3            0.03         11/29/05       5,748       14,567
George J. Hall........     708,660(4)       5.9            0.03         11/29/05      14,377       36,433
                           283,340(5)       2.3            0.03         11/29/05       5,748       14,567
Michael A. Russak.....     708,660(4)       5.9            0.03         11/29/05      14,377       36,433
                           283,340(5)       2.3            0.03         11/29/05       5,748       14,567

- ---------------
(1) Based on 12,098,150 options granted in fiscal 1996.

(2) All stock options were granted with exercise prices equal to the fair market value, as determined by the Board of Directors, on the grant date.

(3) These amounts are based on compounded annual rates of stock price appreciation of five and ten percent over the 10-year term of the options, are mandated by the rules of the Securities and Exchange Commission and are not indicative of expected stock performance. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock, overall market conditions, as well as the option holders continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved or may be exceeded. The indicated amounts are net of the option exercise price but before taxes that may be payable upon exercise.

(4) Of the options, 30.4% vested immediately upon grant, and the remaining 69.6% of the options vest monthly over a four-year period on a pro-rata basis.

(5) These options vest monthly over a four-year period on a pro-rata basis beginning on December 31, 2000. The options have performance-based vesting provisions, which accelerate the vesting of the options based on the attainment of certain performance benchmarks.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                          AND FY-END OPTION/SAR VALUES

                                                                                  NUMBER OF
                                                                                 SECURITIES       VALUE OF
                                                                                 UNDERLYING      UNEXERCISED
                                                                                 UNEXERCISED    IN-THE-MONEY
                                                                                 OPTIONS AT      OPTIONS AT
                                                                                  FY-END(#)       FY-END($)
                                             SHARES ACQUIRED       VALUE        EXERCISABLE/    EXERCISABLE/
                   NAME                      ON EXERCISE(#)    REALIZED($)(1)   UNEXERCISABLE   UNEXERCISABLE
- -------------------------------------------  ---------------   --------------   -------------   -------------
Ronald L. Schauer(2).......................     2,568,660            $0              --              $--
                                                1,027,340             0              --               --
Ronald J. Buschur(3).......................       708,660             0              --               --
                                                  283,340             0              --               --
George J. Hall(4)..........................       708,660             0              --               --
                                                  283,340             0              --               --
Michael A. Russak(5).......................       708,660             0              --               --
                                                  283,340             0              --               --

- ---------------
(1) Based on the fair market value of the Company's Common Stock on the dates of exercise minus the exercise price of the options.

(2) Options exercised pursuant to an Early Exercise Stock Purchase Agreement executed by Mr. Schauer and the Company. As of March 31, 1996, 1,980,647 of Mr. Schauer's shares were subject to the Company's right of repurchase.

(3) Options exercised pursuant to an Early Exercise Stock Purchase Agreement executed by Mr. Buschur and the Company. As of March 31, 1996, 546,251 of Mr. Buschur's shares were subject to the Company's right of repurchase.

(4) Options exercised pursuant to an Early Exercise Stock Purchase Agreement executed by Mr. Hall. As of March 31, 1996, 546,251 of Mr. Hall's shares were subject to the Company's right of repurchase.

(5) Options exercised pursuant to an Early Exercise Stock Purchase Agreement executed by Dr. Russak. As of March 31, 1996, 546,251 of Dr. Russak's shares were subject to the Company's right of repurchase.

                             EMPLOYEE BENEFIT PLANS

     1995 Management Stock Option Plan and 1995 Stock Option Plan. In November 1995, the Board of Directors adopted and the stockholders approved the 1995 Management Stock Option Plan (the "1995 Management Plan") and the 1995 Stock Option Plan (the "1995 Plan," and together with the 1995 Management Plan, the "Stock Plans") and reserved an aggregate of 12,400,000 shares of Common Stock for issuance under the Stock Plans. The Stock Plans provide for the grant to employees of the Company of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant to employees, directors and consultants of the Company of nonstatutory stock options. As of March 31, 1996, the Company had granted options to purchase an aggregate of 12,284,150 shares of Common Stock, of which options to purchase 3,917,723 shares remained outstanding, and an aggregate of 115,850 shares remained available for grant.

     The Stock Plans are administered by the Compensation Committee of the Board of Directors, which determines the terms of any option granted, including the exercise price, number of shares subject to the option and the exercisability thereof. In connection with the award of stock options, the Company has delegated limited authority to the Company's Chief Executive Officer for making such awards to non-officer employees. No option may be transferred by the optionee other than by will or the laws of descent or distribution or, in certain limited instances, pursuant to a qualified domestic relations order.

     The term of a stock option granted under the Stock Plans generally may not exceed 10 years. The exercise price of options granted under the Stock Plans is determined by the Board of Directors, but in the case of an incentive stock cannot be less than 100% of the fair market value of the Common Stock on the date of grant or, in the case of 10% stockholders, not less than 110% of the fair market value of the Common Stock on the date of grant. Shares covered by currently outstanding options under the Stock Plans typically vest at the rate of 1/4 of the shares subject to the option on the first anniversary of the date of grant and 1/48 of such shares at the end of each calendar month thereafter.

     Certain of the shares exercisable under the 1995 Management Plan have a performance accelerated vesting feature. The remaining unvested shares vest upon the achievement of certain specified performance goals. Any shares that do not become subject to the acceleration feature will vest over a four year period at a rate of 1/48 of such shares at the end of each calendar month beginning on December 31, 2000.

     Upon any merger, consolidation or similar transaction in which the Company is not the surviving corporation, all outstanding awards under the Stock Plans shall either be assumed or substituted by the surviving entity. If the surviving entity determines not to assume or substitute such options, the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to the transaction, except that those options granted under the 1995 Management Plan that contain a vesting acceleration feature will accelerate upon such a change in control only if the consideration received in connection with the transaction equals or exceeds specified thresholds.

     The Board of Directors determined that no further options would be granted under the Stock Plans after completion of the initial public offering of the Company.

     1996 Equity Incentive Plan. In January 1996, the Board of Directors adopted, and in February 1996 the stockholders approved, the 1996 Equity Incentive Plan (the "Incentive Plan") and reserved 3,000,000 shares of Common Stock for issuance under the Incentive Plan, less shares granted under the 1996 Non-Employee Directors' Stock Option Plan. The Incentive Plan provides for grants of incentive stock options to employees (including officers and employee directors) and nonstatutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights to employees (including officers and employee directors) and consultants of the Company. As of June 30, 1996, the Company had granted 85,700 options to purchase the Company's Common Stock under the Incentive Plan. The Incentive Plan is administered by the Compensation Committee, which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award and the exercisability thereof. In connection with the award of stock options, the Company has delegated limited authority to the Company's Chief Executive Officer for making such awards to non-officer employees.

     The term of a stock option granted under the Incentive Plan generally may not exceed 10 years. The exercise price of options granted under the Incentive Plan is determined by the Board of Directors, but, in the case of an incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date of the grant or, in the case of 10% stockholders, not less than 110% of the fair market value of the Common Stock on the date of grant. Options granted under the Incentive Plan to new employees and consultants generally will vest at the rate of 1/4 of the shares subject to option on the first anniversary of the date of grant and 1/48th of such shares at the end of each calendar month thereafter. No option may be transferred by the optionee other than by will or the laws of descent or distribution or, in certain limited instances, pursuant to a qualified domestic relations order. An optionee whose relationship with the Company or any related corporation ceases for any reason (other than by death or permanent and total disability) may exercise options in the three-month period following such cessation (unless such options terminate or expire sooner by their terms) or in such longer period as may be determined by the Board of Directors.

     Shares subject to options which have lapsed or terminated may again be subject to options granted under the Incentive Plan. Furthermore, the Board of Directors may offer to exchange new options for existing options, with the shares subject to the existing options again becoming available for grant under the Incentive Plan. In the event of a decline in the value of the Company's Common Stock, the Board of Directors has the authority to offer optionees the opportunity to replace outstanding higher priced options with new lower priced options.

     Restricted stock purchase awards granted under the Incentive Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a service vesting schedule determined by the Board. The purchase price of such awards will be at least 85% of the fair market value of the Common Stock on the date of grant. Stock bonuses may be awarded in consideration for past services without a purchase payment. Stock appreciation rights authorized for issuance under the Incentive Plan may be tandem stock appreciation rights, concurrent stock appreciation rights or independent stock appreciation rights.

     Upon any merger, consolidation or similar transaction in which the Company is not the surviving corporation, all outstanding awards under the Incentive Plan shall either be assumed or substituted by the surviving entity. If the surviving entity determines not to assume or substitute such awards, the time during which such awards may be exercised shall be accelerated and the awards terminated if not exercised prior to the transaction. The Incentive Plan will terminate in January 2006, unless terminated sooner by the Board of Directors.

     Employee Stock Purchase Plan. In January 1996, the Board of Directors adopted, and in February 1996 the stockholders approved, the Employee Stock Purchase Plan (the "Purchase Plan") covering an aggregate of 500,000 shares of Common Stock. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Purchase Plan, the Board of Directors may authorize participation by eligible employees, including officers, in periodic offerings following the adoption of the Purchase Plan. The offering period for any offering will be no more than 27 months.

     Employees are eligible to participate if they are employed by the Company, or an affiliate of the Company designated by the Board of Directors, for at least 20 hours per week and are employed by the Company or a subsidiary of the Company designated by the Board of Directors for at least five months per calendar year. Employees who participate in an offering can have up to 15% of their earnings withheld pursuant to the Purchase Plan. The amount withheld will then be used to purchase shares of the Common Stock on specified dates determined by the Board of Directors. The price of Common Stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering period or the specified purchase date. Employees may end their participation in an offering at any time during the offering period. Participation ends automatically on termination of employment with the Company.

     Upon any merger, consolidation or similar transaction in which the Company is not the surviving corporation, the Board of Directors has discretion to provide that each right to purchase Common Stock will be assumed or an equivalent right substituted by the surviving entity, or the Board may shorten the offering period and provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to such merger or other transaction. The Purchase Plan will terminate at the Board's discretion. The Board has the authority to amend or terminate the Purchase Plan, subject to the limitation that no such action may adversely affect any outstanding rights to purchase Common Stock.

     1996 Non-Employee Directors' Stock Option Plan. In January 1996, the Board adopted, and in February 1996 the stockholders approved, the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company (other than employees or affiliates of Summit Partners, L.P. or Hitachi Metals) and reserved 3,000,000 shares of Common Stock for issuance under the Directors' Plan, less shares granted under the Incentive Plan. As of June 30, 1996, no options had been granted under the Directors' Plan. The Directors' Plan is administered by the Board of Directors, unless the Board delegates administration to a committee comprised of members of the Board.

     Pursuant to the terms of the Directors' Plan, each director of the Company not otherwise employee by the Company and who is first elected as a non-employee director after the completion of this offering (other than employees or affiliates of Summit Partners, L.P. or Hitachi Metals) automatically will be granted an option to purchase 8,000 shares of Common Stock upon such election. Each director who continues to serve as a non-employee director (other than employees or affiliates of Summit Partners, L.P. or Hitachi Metals) will be granted an additional option to purchase 2,000 shares of Common Stock on each anniversary of the date of his or her initial grant or, in the case of current non-employee directors, annually commencing with the fourth anniversary of the initial public offering.

     The term of stock options granted under the Directors' Plan generally may not exceed 10 years. The exercise price of options granted under the Directors' Plan will be equal to 100% of the fair market of the Common Stock on the date of grant. Options granted under the Directors' Plan generally vest at the rate of 1/4 of the shares subject to the option on the first anniversary of the date of the grant and 1/48 of such shares at the end of each calendar month thereafter.

     Upon any merger, consolidation or similar transaction, the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to the transaction. The Directors' Plan will terminate in January 2006, unless earlier terminated by the Board.

     401(k) Plan. Effective January 1, 1992, the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of the Company's employees who have attained the age of 21 and have completed six months of service with the Company. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the lesser of 15% of eligible compensation or the annual statutory limit ($9,500 in 1996) and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, a Company matching contribution equal to the employee's deferred amount, generally up to a maximum of 4% of such employee's annual compensation. The employee's contributions are fully vested and nonforfeitable at all times. The Company's matching contributions, if any, vest at a rate of 100% after the two years of service. The trustee under the 401(k) Plan, at the discretion of each participant, invests the assets of the 401(k) Plan in any of several investment options. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn, and so that the contributions by employees will be deductible by the Company when made.

     Severance Plan. In January 1996, the Company adopted an Executive Severance Plan (the "Severance Plan") providing for certain benefits to executive officers of the Company in the event an executive's employment is involuntarily terminated without cause (generally meaning without any misconduct on the executive's part) or that the executive voluntarily terminates employment with good reason (generally meaning that the executive's responsibilities, title or compensation was materially reduced). Upon the occurrence of such an event, the Severance Plan provides for salary continuation for a period no greater than one year. In addition, the Severance Plan provides for continued health benefits coverage to the extent permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Company's group health policies.

     Bonus Plan. The Company has a discretionary bonus program for certain designated key employees of the Company, including all executive officers, pursuant to which such employees are paid cash bonuses based upon the attainment of certain specified corporate goals for the year established by the Board of Directors. The amount of the bonus to which each such employee is entitled is determined by the Board of Directors.

     Profit Sharing Plan. In May 1996, the Board of Directors approved an incentive-based profit sharing plan for employees of the Company, including all executive officers. Under this Plan, employees are paid cash bonuses on a quarterly basis based upon the attainment of certain specified corporate goals determined by the Board of Directors.

         REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

     During fiscal 1996, the Board of Directors established the compensation programs for all employees, including executive officers. Upon completion of the leveraged recapitalization of the Company in November 1995, the Compensation Committee of the Board of Directors ("Committee"), composed of Messrs. Kortschak, Takemoto and Teal, none of whom are currently officers or employees of the Company, was established. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are as follows:

     - The Company pays competitively with comparable technology companies, both inside and outside its industry, with which the Company competes for talent. To ensure that compensation is competitive, the Company compares its practices with data storage companies and sets its parameters based on this comparison.

     - The Company maintains short- to long-term incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

     Base Salary. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

     Near-Term Incentives. In May 1996, the Company adopted the HMT Employee Quarterly Profit Sharing Plan, an incentive award plan for certain designated key employees of the Company, including all executive officers. The actual incentive award earned depends on the achievement of specified financial goals of the Company and individual performance objectives. The Committee and the full Board of Directors review and approve the annual performance objectives for the Company and individual officers. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building stockholder value.

     The Company has also adopted a Key Employee Quarterly Bonus Plan for employees of the Company, including all executive officers. Cash bonuses are paid on a quarterly basis based upon achievement of certain specified corporate goals. The Board of Directors determines the percentage of salary to be paid on an individual basis.

     Long-Term Incentives. The Company's long-term incentive program consists of the 1995 Management Plan, the 1995 Plan, the Incentive Plan and the Purchase Plan. As of March 31, 1996, 8,339,000 shares have been awarded to certain key officers of the Company under the 1995 Management Plan, and 3,945,150 shares have been granted under the 1995 Stock Plan. The Management Stock Plan utilizes a combination of vesting plans designed to enhance the long-term goals of the Company. A portion of the options have a performance-based vesting provision which allows the acceleration of vesting based upon the attainment of a number of performance milestones. The remainder of the options have a time-based vesting provision which encourages

- ---------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

employees to remain with the Company. The Stock Plan options vest on a monthly basis, which the Company believes provides a strong incentive for employees to remain with the Company. Through option grants, executives and employees receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of option grants was initially determined at the discretion of the Board of Directors, which adopted the Stock Plans in connection with the leveraged recapitalization of the Company in November 1995. The Board awarded grants in order to provide significant links between executive compensation and stockholder interests. Such grants were intended to provide incentive to successfully complete the initial public offering, to successfully achieve certain specified revenue and profitability targets and to maximize stockholder value over the next several years.

     The Board has elected not to grant any further options under the Stock Plans. Future grants will be made under the Incentive Plan. Employees will also be allowed to participate in the Purchase Plan.

CORPORATE PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Schauer's base salary during fiscal 1996 as President and Chief Executive Officer was $249,995. His bonus for the fiscal year was $113,557. Both Mr. Schauer's salary and bonus were determined prior to the Company's leveraged recapitalization, in which the sole stockholder of the Company, Hitachi Metals, sold all of the outstanding shares of the Company back to the Company and the Company subsequently issued and sold capital stock to a group of outside investors and Hitachi Metals ("Leveraged Recapitalization"). Mr. Schauer's compensation was determined pursuant to an Employment Agreement with Hitachi Metals, which was subsequently terminated upon the completion of the Leveraged Recapitalization. Comparing Mr. Schauer's salary to comparable companies, the Board of Directors determined that Mr. Schauer's compensation rate should be maintained for the balance of fiscal 1996. Similarly, Mr. Schauer's bonus was determined based upon reaching certain established performance goals set in his Employment Agreement with Hitachi Metals.

     The Board of Directors also determined that it should supplement Mr. Schauer's cash compensation with long-term incentives. In doing so, the Board of Directors took into account (i) its belief that Mr. Schauer is one of the leading chief executive officers of the data storage industry who has significant and broad-based experience, (ii) the scope of Mr. Schauer's responsibility, especially following the Leveraged Recapitalization and his election as Chairman of the Board, (iii) the Board's confidence in Mr. Schauer to lead the Company's continued development and (iv) the overall compensation package, including salary, bonus and equity incentives. Considering these factors, and as part of the change in the Company's status from that of a wholly-owned subsidiary to an independent company, including establishing an equity incentive structure consistent with those of similar companies in the technology industry, Mr. Schauer was granted an option to purchase shares of Common Stock as an incentive for future performance. As with the other executive officers receiving grants in fiscal 1996, Mr. Schauer is not expected to receive a similar level of stock option grants in the near-term.

CONCLUSION

     Through the plans described above, a significant portion of the Company's compensation program and Mr. Schauer's compensation are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation."

                                          BOARD OF DIRECTORS
                                          Ronald L. Schauer
                                          Bruce C. Edwards
                                          Neil M. Garfinkel
                                          Walter G. Kortschak
                                          Shotaro Takemoto
                                          Robert G. Teal

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on March 13, 1996 for (i) the Company's Common Stock, (ii) the Nasdaq Composite (the "NASDAQ Composite") and (iii) the Nasdaq Computer Manufacturers Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
             AMONG HMT TECHNOLOGY CORPORATION, THE NASDAQ COMPOSITE
                   AND THE NASDAQ COMPUTER MANUFACTURER INDEX

                                 HMT TECHNOL-                       NASDAQ
      MEASUREMENT PERIOD           OGY COR-      NASDAQ STOCK      COMPUTER
    (FISCAL YEAR COVERED)          PORATION         MARKET       MANUFACTURER
3/13/96                                    100             100             100
3/31/96                                    104             101              98

- ---------------

 * $100 invested on 03/13/96 in stock or index -- including reinvestment of dividends. Fiscal year ending March 31.

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

LEVERAGED RECAPITALIZATION

     On November 30, 1995, the Company effected the Leveraged Recapitalization. The Leveraged Recapitalization and related transactions consisted of: (i) the repurchase by the Company from Hitachi Metals of shares of Common Stock representing all the outstanding capital stock of the Company for an aggregate purchase price of $52.1 million in cash; (ii) the recapitalization of the Company through the sale of 21,968,057 shares of Common Stock for an aggregate purchase price of approximately $0.7 million, 5,900,000 shares of Series A Preferred Stock for an aggregate purchase price of approximately $59.0 million and $47.0 million of Subordinated Notes; and (iii) the grant of options to purchase 11,451,865 shares of Common Stock under the Stock Plans to certain officers and employees of the Company. The purchasers of the Company's securities in the Leveraged Recapitalization included certain investment funds affiliated with Summit Partners and certain other investment funds, the Company's management and employees and Hitachi Metals. Messrs. Kortschak and Garfinkel, directors of the Company, are a General Partner and an employee of Summit Partners, respectively. The Leveraged Recapitalization was undertaken in order to provide liquidity to Hitachi Metals with respect to a portion of its ownership interest in the Company.

     The following table shows the aggregate number of shares of Common Stock, Series A Preferred Stock and Subordinated Notes received by affiliates of the Company in connection with the recapitalization of the Company and the amount of cash paid:

                                                                           PURCHASE
                                                             SHARES OF     PRICE FOR     PRINCIPAL
                                                 PURCHASE   MANDATORILY   MANDATORILY    AMOUNT OF
                                                  PRICE     REDEEMABLE    REDEEMABLE    SUBORDINATED
                                    SHARES OF      FOR       SERIES A      SERIES A      PROMISSORY
                                      COMMON      COMMON     PREFERRED     PREFERRED       NOTES
                                      STOCK       STOCK        STOCK         STOCK       PURCHASED        TOTAL
                                    ----------   --------   -----------   -----------   ------------   ------------
Entities affiliated with Summit
  Partners, L.P. .................  14,720,691   $474,861    4,110,425    $41,104,250   $ 20,078,262   $ 61,657,373
Hitachi Metals, Ltd...............   5,146,744    166,024    1,382,269     13,822,690     11,011,286     25,000,000
Other investors...................   2,100,622     67,762      407,306      4,073,060     15,910,447     20,051,269
                                    ----------   --------   ----------    -----------    -----------   ------------
         Total....................  21,968,057   $708,647    5,900,000    $59,000,000   $ 46,999,995   $106,708,642
                                    ==========   ========   ==========    ===========    ===========   ============

     The Leveraged Recapitalization constituted a leveraged transaction. As of November 30, 1995 (immediately prior to the reorganization), the Company had approximately $98.5 million of assets and approximately $122.7 million of liabilities. Immediately following the reorganization, the Company had $110.9 million in assets, $132.1 million in liabilities (including a $60.0 million senior bank term loan and $47.0 million of Subordinated Notes) plus $59.0 million of Series A Preferred Stock.

     In connection with the Leveraged Recapitalization, the Company entered into an agreement with Hitachi Metals providing for the reimbursement of California franchise taxes paid by Hitachi Metals America, an affiliate of Hitachi Metals, for the benefit of the Company in respect of fiscal 1995 and the period between April 1, 1995 through November 30, 1995. The Company also paid Y7.0 million (equivalent to approximately $65,000 based on Y107.0 per dollar as of May 24, 1996) to Hitachi Metals in consideration of the assignment of certain Japanese patent rights held by Hitachi Metals to the Company.

HITACHI METALS, LTD. AND AFFILIATES

     Prior to the Leveraged Recapitalization, HMT was a wholly owned subsidiary of Hitachi Metals. As a corporate parent of HMT, Hitachi Metals and its affiliates provided certain support services, such as research and development assistance, technical support and the guarantee of certain Company obligations. During fiscal 1996, HMT paid $514,000 for research and development and technical support. The Company terminated these agreements by the end of fiscal 1996. Hitachi Metals or affiliates of Hitachi Metals provided bank guaranties, which were released upon completion of the Leveraged Recapitalization, relating to an aggregate principal amount of $117.5 million in debt.

     The Company has secured distribution and sales support services from Hitachi Metals Trading and Hitachi Kizoku Shoji, affiliates of Hitachi Metals, for sales into the Japanese market. During fiscal 1996, sales of the Company's products through Hitachi Metals Trading totalled $19,000.

     The Company purchases various manufacturing materials from Hitachi Metals and its affiliates. During fiscal 1996, the Company purchased $8.8 million of nickel-plated polished substrates through Hitachi Metals Trading. During the same period, the Company purchased $2.3 million of sputtering process targets and other parts from Hitachi Metals America, an affiliate of Hitachi Metals.

     The Company believes that these transactions with Hitachi Metals and its affiliates were in the best interests of the Company and were on terms no less favorable to HMT than could be obtained from unaffiliated third parties. Nevertheless, the Board of Directors has adopted a policy that all future material transactions with affiliates will be on terms no less favorable to the Company than those available from unaffiliated third parties and will be subject to review and approval by a majority of the disinterested members of the Board of Directors.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                                          By Order of the Board of Directors

                                          /s/ Peter S. Norris
                                          Peter S. Norris
                                          Vice President, Finance, Chief
                                          Financial Officer,
                                          Treasurer and Assistant Secretary


August 22, 1996

PROXY
                           HMT TECHNOLOGY CORPORATION
                                1055 PAGE AVENUE
                           FREMONT, CALIFORNIA 94538

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald L. Schauer and Peter S. Norris as proxies, each with full power of substitution, and hereby authorizes them or either of them to represent and to vote as designated below all the shares of Common Stock of HMT Technology Corporation, held of record by the undersigned on August 19, 1996 at the Annual Meeting of Stockholders to be held September 26, 1996 or at any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES LISTED AS DIRECTORS AND "FOR" ITEM 2 ON THE REVERSE SIDE.

                                See Reverse Side
                   Continued and to be signed on reverse side




/X/ Please mark votes as in this example.

1.   ELECTION OF FIVE DIRECTORS


     Nominees: Ronald L. Schauer, Bruce C. Edwards, Neil M. Garfinkel, Walter G. Kortschak, Robert G. Teal



     / /  FOR               / /  WITHHELD               / /  FOR ALL NOMINEES
                                                             EXCEPT AS NOTED ABOVE


2.   Ratification of appointment of independent accountants.

     / /  FOR               / /  AGAINST               / /  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


     / /  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.

Please sign exactly as your name appears on your stock certificates. If shares are held by joint tenants, both should sign. Which signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. Partnerships should sign in partnership name by an authorized signatory.